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Exhibit 99.1

                               NARA BANCORP, INC.

                                      2001

                  NARA BANK 1989 CONTINUATION STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of this Nara Bancorp, Inc. 2001 Nara Bank 1989 Continuation Stock Option Plan (the "Plan") for Nara Bank and its affiliates (hereinafter collectively referred to as the "Bank") is to secure for the Bank and its shareholders the benefits of the incentive inherent in the ownership of Common Stock of the Bank by those key full-time salaried employees, officers and directors of the Bank who will share responsibility as management of the Bank for its future growth and success.

         The word "affiliate", as used in this Plan, means any bank or corporation in an unbroken chain of corporations beginning or ending with the Bank, if at the time of the granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

         Stock Options granted pursuant to this Plan are intended to be Incentive Stock Options or Non-Qualified Stock Options, as shall be determined and designated by the Stock Option Committee upon the grant of each Stock Option hereunder.

2.       DEFINITIONS.

         For the purposes of this Plan, the following terms shall have the following meanings:

         (a) "Common Stock." This term shall mean shares of the Bank's $3.00 par value common stock, subject to adjustment pursuant to Section 7 (Adjustment Upon Changes in Capitalization) hereunder.

         (b) "Bank." This term shall mean Nara Bank, N.A.

         (c) "Eligible Participant." This term shall mean: (i) all directors of the Bank or any Subsidiary; (ii) all full time officer (whether or not they are also directors) of the Bank or any Subsidiary; and (iii) all full time key employees (as such persons may be determined by the Stock Option Committee from time to time) of the Bank or any Subsidiary.

         (d) "Fair Market Value." This term shall mean the fair market value of the Bank's Common Stock as determined in accordance with any reasonable valuation method selected by the Stock Option Committee, including the valuation methods described in Treasury Regulations Section 20.2031-2.

         (e) "Incentive Stock Option." This term shall mean a Stock Option which is an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

         (f) "Non-Qualified Stock Option." This term shall mean a Stock Option which is not an Incentive Stock Option.

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         (g) "Option Shares." This term shall mean shares of Common Stock which are covered by and subject to any outstanding unexercised Stock Option granted pursuant to this Plan.

         (h) "Optionee." This term shall mean any Eligible Participant to whom a stock option has been granted pursuant to this Plan, provided that at least part of the Stock Option is outstanding and unexercised.

         (i) "Plan." This term shall mean the Nara Bancorp, Inc. 2001 Nara Bank 1989 Continuation Stock Plan as embodied herein and as may be amended from time to time in accordance with the terms hereof and applicable law.

         (j) "Stock Option." This term shall mean the right to purchase from the Bank a specified number of shares of Common Stock under the Plan at a price and upon terms and conditions determined by the Stock Option Committee.

         (k) "Stock Option Committee." The Board of Directors of the Bank may select and designate a stock option committee consisting of at least three and not more than five persons, at least two of whom are directors, having full authority to act in all matters. Regardless of whether a Stock Option Committee is selected, the Board of Directors may act as the Stock Option Committee and any action taken by the Board of Directors as such shall be deemed to be action taken by the Stock Option Committee. All references "Stock Option Committee" shall be deemed references to the Board of Directors acting as a stock option committee and to a duly appointed Stock Option Committee, if there be one. In the event of any conflict between any action taken by the Board of Directors acting as a Stock Option Committee and any action taken by a duly appointed Stock Option Committee, the action taken by the Board of Directors shall be controlling and the action taken by the duly appointed Stock Option Committee shall be disregarded.

         (l) "Subsidiary." This term shall mean any subsidiary corporation of the Bank as such term is defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

3.       ADMINISTRATION.

         The following provisions shall govern the administration of the Plan:

         (a) The Plan shall be administered by the Board of Directors of the Bank or a committee of the Board of Directors appointed for this purpose by the Board of Directors (the "Committee") composed of not less than three (3) directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however, caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         (b) The Bank shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Board of Directors or, if appointed, the Committee. Subject to the express terms and conditions of the Plan the terms of any option outstanding under the Plan, the Board of Directors or, if appointed, the Committee, shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the power to: (i) determine which persons meet the requirements of

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Section 3 hereof for selection as participants in the Plan and which persons are considered to be "employees" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore eligible to receive incentive stock options under the Plan; (ii) determine to which of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto; (iv) specify the number of shares to be covered by each option; (v) determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and (vi) to make all other determinations deemed necessary or advisable for administering the Plan. A determination of any of the foregoing matters by the Board of Directors or the Committee shall be conclusive.

         (c) No member of the Committee may be granted stock options under the Plan.

4.       PARTICIPANTS.

         Participants in the Plan shall be those key full-time salaries employees, officers of the Bank and the member of Board of Directors to whom options may be granted from time to time by the Board of Directors or the Committee.

5.       THE SHARES.

         The shares of stock subject to options authorized to be granted under the Plan shall consist of not more than 500,000 shares of $3.00 par value Common Stock of the Bank; (the "Shares") or the number and kind of shares of stock or other securities which shall be substituted for such Shares shall be adjusted as provided in Section 6. The Shares subject to the Plan may be set out of the authorized but unissued shares of Common Stock of the Bank not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.

6.       GRANT, TERMS AND CONDITIONS OF OPTIONS.

         Options may be granted at any time prior to the termination of the Plan to officers, key full-time salaried employees and directors of the Bank who, in the judgment of the Board of Directors or the Committee, contribute to the successful conduct of the operation of the Bank through their judgment, interest, ability and special efforts; provided, however, that: (i) an eligible officer or employee shall not participate in the granting of his or her own option; (ii) the aggregate initial fair market value (determined as of the times the options are granted) of the stock that may be acquired by any one officer or employee pursuant to all incentive stock options granted under the Plan that are exercisable for the first time during any one calendar year (taking into account all incentive stock options under any stock option plans of the Bank, any of its affiliates, and any predecessor of any such corporation) shall not exceed $300,000; and (iii) except in the case of termination by death or disability or cause, as set forth in Section 6(c) below, the granted option must be exercised by the optionee no later than three (3) months after any termination of employment or status as an officer with the Bank and said employment or status as an officer must have been continuous since the granting of the option; and
(iv) the total number of shares subject to options granted to any one optionee, at any one time, shall not exceed five percent (5%) of the then issued and outstanding shares of Common Stock of the Bank. In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) OPTION PRICE. The purchase price under each option shall be one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted. The fair market value of the such stock shall be determined in accordance with any reasonable valuation method,

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including the valuation methods described in Treasury Regulation Section
20.2031-2. If, however, an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the option price of any incentive stock option granted to such optionee shall be not less than 110 percent (110%) of such fair market value at the time such option is granted.

         (b) DURATION AND EXERCISE OF OPTIONS. Each option shall vest in such manner and at such time up to, but not exceeding, ten (10) years from the date the option is granted as the Board of Directors or the Committee shall determine in its sole discretion; provided also, however, that the Board of Directors or the Committee may, in its sole discretion, accelerate the time of exercise of any option. If an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the incentive stock option shall vest in such manner and at such time up to but not exceeding five (5) years from the date the option is granted. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

         The Bank may grant a participant incentive stock options to purchase Shares having more than $300,000 in initial aggregate fair market value (determined at the times the options are granted in any calendar year), subject to the $300,000 limitation set forth in this paragraph applicable to each year in which such options become first exercisable. The optionee may exercise, during a calendar year, an incentive stock option granted after 1988 only to the extent that the aggregate initial fair market value of the Shares that may be acquired pursuant to the option (or portion thereof) and all other incentive stock options that are first exercisable by the optionee during the calendar year does not exceed $300,000 (taking into account all incentive stock options granted under any stock option plan of the Bank or any affiliate of the Bank, or any predecessor of any such corporation). To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time in a calendar year, under all plans of the Bank and its Affiliates, exceeds $300,000, such options shall be treated as options which are not incentive stock options. For this purpose, options shall be taken into account in the order in which they were granted, and the fair market value of any stock shall be determined as of the time the option with respect to such stock is granted.

         To the extent the right to purchase Shares has vested under a participant's stock option agreement, options may be exercised from time to time by delivering payment in full at the option price for the number of Shares being purchased in cash, or by certified check, official bank check, or the equivalent thereof acceptable to the Bank together with written notice to the Secretary of the Bank identifying the option or portion thereof being exercised and specifying the number of Shares for which payment is being tendered. The Bank shall deliver to the optionee, which delivery shall be not less than fifteen
(15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law.

         (c) TERMINATION OF EMPLOYMENT OR OFFICER STATUS. Upon the termination of an optionee's status as an employee or officer of the Bank, his or her rights to exercise an option then held shall be only as follows:

         DEATH OR DISABILITY: If an optionee's employment or status as an officer is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of the optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the

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option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

         An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

         CAUSE: If an employee or officer is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty of the Bank, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relation, or engages in any conduct which constitutes unfair competition with the Bank, or if an optionee is removed from any office of the Bank by the Federal Deposit Insurance Corporation or any other regulatory agency, neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer status, whether or not after termination of employment or officer status, the optionee may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall deem the termination of employment to occur when optionee's employment or status as an officer is terminated and not at the time of the optionee's receipt thereof.

         OTHER REASONS: If an optionee's employment or status as an officer is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause", the optionee may exercise the option within three (3) months to the extent such option was exercisable by the optionee on the date of termination of the optionee's employment or status as an officer, provided the date of exercise is in no event after the expiration of the term of the option.

         (d) TRANSFERABILITY OF OPTION. No option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

         (e) OTHER TERMS AND CONDITIONS. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors or the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as an officer of the Bank, nor limit in any way the right of the Bank to terminate an optionee's employment or status as an officer at any time.

         (f) USE OF PROCEEDS FROM STOCK. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Bank.

         (g) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

         (h) WITHHOLDING. The Bank shall have the right upon the exercise of an option to deduct any sums required to be withheld under federal, state and local tax laws or regulations. The Bank may condition the issuance of Shares upon exercise of any option upon the payment by the optionee of any sums required to be withheld under applicable laws or regulations.

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7.       ADJUSTMENT OF AND CHANGES IN THE SHARES.

         In the event the shares of Common Stock of the Bank, as presently constituted, shall be changed into or exchanged for a different number of kind of shares of stock or other securities of the Bank or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend, the Board of Directors or the Committee shall substitute for or add to each share of Common Stock of the Bank theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Bank shall be so changed or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Board of Directors or the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in the Bank by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

         In the event of sale, dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Board of Directors may, in its discretion, provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder on its terms and conditions, both as to the number of shares and otherwise; provided, however, that, if the Board of Directors does not provide for such assumption, the Board of Directors or Committee shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its discretion, tender an option or options to purchase it shares on its terms and conditions, both as to the number of shares and otherwise; provided, further, that in all events the optionee shall have the right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Bank is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the optionee's option to purchase Shares subject thereto to the extent of any unexercised portion of the option regardless of the vesting provisions of Section S(b) hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

         In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6 hereof), any optionee under this Plan shall have the right upon the commencement of such offer to exercise the option and purchase Shares subject thereto to the extent of any unexercised portion of such option regardless of the vesting provision of
Section 6(b) hereof.

         No right to purchase fractional Shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the Shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of an action which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         To the extent the foregoing adjustments relate to stock or securities of the Bank, such adjustment shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive.

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         Except as expressly provided in this Section 7, an optionee shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; or (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustment, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.       TERMINATING EVENTS.

         Upon consummation of a plan of dissolution or liquidation of the Bank, or upon consummation of a plan of reorganization, merger or consolidation of the Bank with one or more corporations, as a result of which the Bank is not the surviving corporation, or upon the sale of all or substantially all the assets of the Bank to another corporation, or the acquisition of stock representing more than fifty percent (50%) of the voting power of the stock of the Bank then outstanding by another corporation or person (the "Terminating Event"), the Stock Option Committee or the Board of Directors shall notify each Optionee of the pendency of the Terminating Event. Upon the effective date of the Terminating Event, the Plan shall automatically terminate and all Stock Options theretofore granted hereunder shall terminate, unless provision is made in connection with such transaction for the continuance of the Plan and/or assumption of Stock Options with new stock options covering the stock of a successor employer corporation or a parent or subsidiary corporation thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall have the right to exercise any unexercised portions of options then outstanding, shall have the right, at such time prior to the consummation of the transaction causing such termination as the Bank shall designate and for a period of not less than 30 days, to exercise the unexercised portions of their options, including the portions thereof which would, but for this paragraph entitled "Terminating Event," not yet be exercisable.

9.       AMENDMENT AND TERMINATION OF THE PLAN.

         The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval by the holders of a majority of the outstanding shares of Common Stock of the Bank, (i) increase the maximum number of shares for which options may be granted under the Plan; (ii) change the computation as to minimum option prices set forth in Paragraph 6(a); or (iii) amend the requirements as to the class of employees, officers eligible to receive options. Except as provided in Section 7, no termination, modification or amendment of the Plan may, without the consent of an employee or officer to whom an option shall theretofore have been granted, adversely affect the rights of such employee or officer under such option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years after the earlier of its adoption by the Board of Directors or approval by the shareholders.

10.      EFFECTIVENESS OF THE PLAN.

         The Plan shall become effective only upon approval by the Board of Directors. The exercise of any options granted pursuant to the Plan shall be conditioned upon the approval of the Plan, within 12 months before or after the date the Plan is adopted by the Board of Directors, by the holders of a majority of the outstanding shares of Common Stock of the Bank.

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11.      PRIVILEGES OF STOCK OWNERSHIP; COMPLIANCE WITH LAW; NOTICE OF SALE.

         No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued of stock ownership as to any Shares not actually issued and delivered to the optionee. No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of the Bank may be listed shall have been fully complied with. The Bank shall diligently endeavor to comply with all applicable securities and other laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The optionee shall give the Bank notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.

12.      INDEMNIFICATION.

         To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or the Committee shall be liable for any action or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Bank shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Bank is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Bank, or all or any combination of the preceding; provided, the director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Bank or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Bank by a shareholder or holder of a voting trust certificate representing to the estate, executor administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.


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